U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             NORTHERN OSTRICH CORP.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   86-0947048
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                               102 Donaghy Avenue
                      North Vancouver, B.C. V7P 2L5, Canada
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                             2003 Stock Option Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                             Northern Ostrich Corp.
                               102 Donaghy Avenue
                      North Vancouver, B.C. V7P 2L5 Canada
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (604) 922-8470
--------------------------------------------------------------------------------
          (Telephone number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Title of Securities To    Proposed Amount To     Maximum Offering        Maximum Aggregate      Amount of
Be Registered             Be Registered          Price Per Share (2)     Offering Price         Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value   335,000 (1)            $ 0.05                  $ 16,750               $1.36
$.001 per share
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of Registrant's outstanding shares of Common Stock.


(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participant in the plans covered by this Registration Statement as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.


The following documents, as filed with the Securities and Exchange Commission (the "Commission") by Northern Ostrich Corp., a Nevada corporation(the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference:

1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2002;

2. The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended August 31, 2002; November 30, 2002 and February 28, 2003;

3.       The Registrant's Current Report on Form 8-K filed on November 5, 2002;

4. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (1) above; and

5. The description of our common stock contained in our registration statement filed under the Exchange Act registering such common stock under Section 12 of the Exchange Act, including any amendment or report file for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall hereby be deemed to be incorporated by reference in and to be a part of this Registration Statement by reference from the date of filing of such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Nevada General Corporation Law provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant or is or was serving at the Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

         The indemnification provisions contained in the Nevada General Corporation Law is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8. EXHIBITS

3.1      Registrant's Articles of Incorporation*
3.2      Registrant's Bylaws*
4.1      Northern Ostrich Corp. 2003 Stock Option Plan
4.2      Form of Stock Option Agreement under the Stock Option Plan
5.1 Opinion of Ehrenreich Eilenberg & Krause LLP as to the legality of the securities being registered
23.1     Consent of Ehrenreich Eilenberg & Krause LLP (included in Exhibit 5.1)
23.2     Consent of Robison, Hill & Co.


* Previously filed with the Registrant's Form 10-SB12g filed on June 25, 2001.



ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
                    Notwithstanding the foregoing, any increase or decease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Vancouver, B.C., Canada, on May __, 2003.



              By:  /s/ Bruce Johnstone
                 -------------------
                 Bruce Johnstone, Chairman, President, Chief
                 Executive Officer, Secretary and Treasurer